Exhibit 10.42

FOURTH AMENDMENT TO

REAL ESTATE SALE AGREEMENT

THIS FOURTH AMENDMENT TO REAL ESTATE SALE AGREEMENT (this "Amendment")

is entered into effective as of November 6, 2023, by and between DONNELLEY FINANCIAL, LLC, a Delaware limited liability company ("Seller"), and ASPIRANT PARTNERS LLC, an Arizona limited liability company ("Buyer").

RECITALS:

WHEREAS, Buyer and Seller entered into that certain Real Estate Sale Agreement dated as of August 30, 2022 (as amended by a First Amendment dated November 28, 2022, a Second Amendment dated January 9, 2023, a Third Amendment dated September 21, 2023, collectively, the "Agreement"), with respect to certain real property and the improvements situated thereon located in 1500 N. Central Avenue, Phoenix, Arizona (APN # -33-150A and 111-33-151 ), as more particularly described in the Agreement (the "Property"); and

WHEREAS, Seller and Buyer desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants of Seller and Buyer and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Seller and Buyer hereby agree as follows:

Incorporation of Recitals; Capitalized Terms. The Recitals set forth above are hereby incorporated herein to the same extent as if fully set forth herein. All capitalized terms stated herein shall have the same meanings as ascribed to them in the Agreement unless otherwise defined.

2.
Modification to Agreement.

(a)
The second to last sentence of Section 4(b) of the Agreement is hereby deleted in its entirety and replaced with the following sentences: "No later than September 24, 2023, if Purchaser desires to extend the Entitlement Period for an additional period through October 24, 2023, Purchaser shall provide written notice to Seller and wire to Seller One Hundred Thousand and 00/100 Dollars ($100,000.00) (the " First Extension Fee"), in consideration of the first extension of the Entitlement Period, which fee shall be earned in full and non-refundable in all events once paid to Seller except in the event of termination of this Agreement by Purchaser in accordance with the provisions of Section 17(b) due to an uncured default by Seller under this Agreement. No later than November 6, 2023, if Purchaser desires to extend the Entitlement Period for an additional period, through December 15, 2023, Purchaser shall provide written notice to Seller and wire to Seller One Hundred Thousand and 00/100 Dollars ($100,000.00) (the" Second Extension Fee" and together with the First Extension Fee, Third Extension Fee (as defined in Section 10(a) and Fourth Extension Fee (as defined in Section 10(a), the "Extension Fees")), in consideration of the second extension of the Entitlement Period, which fee shall be earned in full and non-refundable in all events once paid to Seller except in the event of termination of this Agreement by Purchaser in accordance with the provisions of Section 17(b) due to an uncured default by Seller under this Agreement.”

(b)
Section 10(a) of the Agreement is hereby amended by adding the following language at the end of such Section:

“Notwithstanding anything herein to the contrary, Purchaser shall have the option to extend the Closing Date if no later than December 15, 2023, Purchaser deposits with Escrow Agent an amount of Three Hundred Seventy Five Thousand and 00/100 Dollars ($375,000.00) (such amount the “Third Extension Fee”), and if no such deposit is made the Closing Date must remain December 22, 2023. On or prior to December 15, 2023 Purchaser shall provide written notice to Seller and Escrow Agent of its intent to deposit the Third Extension Fee. Once the Third Extension Fee is made, (i) on December 15, 2023, One Hundred Twenty Five Thousand and No/100 Dollars ($125,000.00) of the Third Extension Fee shall be released by Escrow Agent to Seller and on such release the Closing Date shall be extended to January 25, 2024, (ii) unless Purchaser has provided written notice to Seller that Purchaser intends to close by the then-applicable closing date, on January 12, 2024, One Hundred Twenty Five Thousand and No/100 Dollars ($125,000.00) of the Third Extension Fee shall be released by Escrow Agent to Seller and on such release the Closing Date shall be extended to February 29, 2024, and (iii) unless Purchaser has provided written notice to Seller that Purchaser intends to close by the then-applicable closing date, on February 16, 2024, One Hundred Twenty Five Thousand and No/100 Dollars ($125,000.00) of the Third Extension Fee shall be released by Escrow Agent to Seller and on such release the Closing Date shall be extended to March 28, 2024. Purchaser shall have the option to further extend the Closing Date if no later than March 15, 2024, Purchaser deposits with Escrow Agent an amount of Four Hundred Fifty Thousand and 00/100 Dollars ($450,000.00) (such amount the “Fourth Extension Fee”), and if no such deposit is made the Closing Date must remain March 28, 2024. On or prior to March 15, 2024 Purchaser shall provide written notice to Seller and Escrow Agent of its intent to deposit the Fourth Extension Fee. Once the Fourth Extension Fee is made, (i) on March 15, 2023, One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) of the Fourth Extension Fee shall be released by Escrow Agent to Seller and on such release the Closing Date shall be extended to April 26, 2024, (ii) unless Purchaser has provided written notice to Seller that Purchaser intends to close by the then-applicable closing date, on April 12, 2024, One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) of the Fourth Extension Fee shall be released by Escrow Agent to Seller and on such release the Closing Date shall be extended for to May 31, 2024, and (iii) unless Purchaser has provided written notice to Seller that Purchaser intends to close by the then-applicable closing date, on May 17, 2024, One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) of the Fourth Extension Fee shall be released by Escrow Agent to Seller and on such release the Closing Date shall be extended to June 28, 2024. Notwithstanding the foregoing, Seller shall be required to return the Third Extension Fee and/or Fourth Extension Fee, as applicable, to Purchaser if this Agreement is terminated by Purchaser pursuant to Section 11, Section 17(b), or Section 17 (c); If the Closing is not consummated due to the actions or inactions of the Purchaser, any portion of the Third Extension Fee proceeds or Fourth Extension Fee proceeds, as applicable, not yet released to the Seller shall then be deemed earned in full by Seller and such amounts shall be released to the Seller by Escrow Agent. If the Closing is consummated and there remains Third Extension Fee proceeds or Fourth Extension Fee proceeds, as applicable, such amounts may be credited from escrow towards the Purchase Price at the Closing (for the avoidance of doubt, any portion of the Third Extension Fee and/or Fourth Extension Fee released in consideration of extending the Closing Date shall not be credited towards the Purchaser Price at Closing).”

(c)
Exhibit E which is attached hereto is added as a new Exhibit E to the Agreement and is titled "Nonrefundable Deposit Schedule, Extension and Final Payments." For the avoidance of doubt, among other things, Exhibit E reflects (i) a deposit summary with respect to the Earnest Money and portions thereof constituting the Nonrefundable Deposit, (ii) the final payments due to Seller at transaction close (which amounts do not include the undisbursed $50,000 Earnest Money), (iii) Purchaser extension options, and (iv) an increase in the Purchase Price for the $25,000 signing deposit and Extension Fees, with a corresponding credit against such increased price for the signing deposit and extension payments paid by Buyer.

3.
Ratification of Agreement. Except as modified by this Amendment, all of the terms and provisions of the Agreement are hereby ratified and confirmed by Seller and Buyer and shall remain in full force and effect.

4.
Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument. To facilitate execution of this Amendment, the parties may execute and exchange by email pdf counterparts of the signature pages, which shall constitute originals for all purposes under this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the date first above written.

SELLER:

DONNELLEY FINANCIAL, LLC,

a Delaware limited liability company

By: /s/ Jons. S Bech

Name: Jons S. Besch

Title: Chief Operations and Production Officer

BUYER:

ASPIRANT PARTNERS LLC,
an Arizona limited liability company

By: /s/ Geoff Jacobs
Name: Geoff Jacobs
Title: Authorized Agent

Exhibit E